                                                                    EXHIBIT 10.4

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of May 29, 2003, by and between William R. Hartman (the "Executive") and Citizens Banking Corporation, a Michigan corporation (the "Company").

                                WITNESSETH THAT:

         WHEREAS, the Company and the Executive are currently parties to an employment agreement dated as of February 11, 2002, as amended by a First Amendment to Employment Agreement dated as of December 13, 2002 and a Second Amendment to Employment Agreement dated as of January 23, 2003 (such employment agreement as amended is referred to herein as the "Employment Agreement");

         WHEREAS, the parties desire to further amend and to restate the Employment Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, it is hereby covenanted and agreed by the Executive and the Company as follows:

         1. Employment. Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its Chairman, President and Chief Executive Officer during the Agreement Term (as defined below), with such authority, power, responsibilities and duties customarily exercised by a person holding such positions in a company of the size and nature of the Company. Executive shall also hold the titles of Chairman, President and Chief Executive Officer of Citizens Bank (the "Bank"), and the title of Chairman of Citizens Bank Wealth Management, N.A. (the "Wealth Bank"), both being subsidiaries of the Company. In his positions with the Company, the Bank, and the Wealth Bank the Executive shall only report directly to the Board of Directors of the Company (the "Board"). The Executive has commenced his employment with the Company on February 25, 2002 (the "Effective Date"). The "Agreement Term" shall be the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date; provided, however, the Agreement Term will be automatically extended by twelve months on the first anniversary of the Effective Date and on each anniversary thereof, unless one party to this Agreement provides written notice of non-renewal to the other party within 30 days prior to the date of such automatic extension.

         2. Performance of Duties. The Executive agrees that during his employment with the Company, he shall devote his full business time, energies and talents to serving in the positions described in Section 1 and that he shall perform his duties faithfully and efficiently subject to the directions of the Board. Notwithstanding the foregoing provisions of this Section 2, the Executive may (i) serve as a director, trustee or officer or otherwise participate in not-for-profit educational, welfare, social, religious and civic organizations;
(ii) serve as a director of any for-profit business, with the prior consent of the Board (which consent shall not be unreasonably withheld); and (iii) acquire passive investment interests in one or more entities, to the extent that such other activities do not inhibit or interfere with the performance of the Executive's duties under this Agreement, or to the knowledge of the Executive conflict in any material way with the business or policies of the Company or any subsidiary or affiliate thereof.

         3. Compensation. Subject to the terms of this Agreement, during the Agreement Term, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

         (a) Base Salary. The Executive shall receive an annual base salary of $575,000 which has been increased from a base salary of $525,000 payable under the Employment Agreement between Company and the Executive as in effect on February 11, 2002. Such base salary shall be payable in monthly or more frequent installments in accordance with the Company's payroll policies (such annual base salary as adjusted pursuant to this Section 3(a) shall hereinafter be referred to as "Base Salary"). The Executive's Base Salary shall be reviewed, and may be increased but not decreased, annually, by the Board pursuant to its normal performance review policies for senior executives.

         (b) Option Award. In 2003, the Executive shall be entitled to receive a nonqualified option to purchase 225,000 shares of the Company's common stock under the Citizens Banking Corporation Stock Compensation Plan (the "Stock Plan") or a successor thereto, such award to be made by the Board (or the appropriate committee thereof) not later than May 31, 2003 (the "Option"). The Option (i) shall have a per share exercise price equal to the fair market value of the common stock on the date of grant, (ii) shall have an exercise period equal to ten (10) years, (iii) shall vest and become exercisable in equal annual installments of 20% per year beginning on the first anniversary of the grant date and shall be fully exercisable at the close of business on the fifth anniversary of the grant date, and (iv) if the employment of the Executive is terminated by the Company without Cause, shall vest, become immediately exercisable and shall expire, if not exercised, at the earlier of the third anniversary of such termination of employment or the "expiration date" set forth in the applicable stock option agreement. Any remaining terms shall be determined by the Company in accordance with the terms of the Stock Plan or successor thereto on a basis consistent with awards granted to other senior executives.

         (c) Annual Incentive Payments. The Executive shall be eligible to receive an annual incentive payment (the "Incentive Payment") as determined in accordance with the Company's Management Incentive Plan or any successor thereto (the "Incentive Plan"). The Executive's target Incentive Payment for 2002 shall be 50% of his salary range midpoint for such year and such target percentage for 2003 shall be 65% of his base salary for such year. The target percentage for years after 2003 shall be determined by the Board and communicated to the Executive each year.



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

         (d) Supplemental Pension Benefits. The Executive shall continue to be entitled to receive the benefits pursuant to the Supplemental Executive Retirement Plan ("SERP") which was entered into between the Company and the Executive on February 25, 2002. For purposes of determining the SERP benefit, the Executive shall be deemed to have received a $200,000 cash bonus for the year ending December 31, 2002.

         (e) Stock Issuance. The Executive shall be entitled to have received a grant of shares of Company common stock with an aggregate fair market value of $200,000, valued as of January 15, 2003 pursuant to the Stock Plan. Such shares shall not be sold by the Executive so long as the Executive remains employed by the Company without the written approval of the Board. The Executive shall be entitled to vote such shares and receive dividends thereon.

         (f) Restricted Stock and Initial Option Award. The Executive shall continue to be entitled to the benefits of the Restricted Stock Award of 20,000 shares of the Company Common Stock and the Initial Option Award to purchase 225,000 shares of the Company Common Stock (the "Initial Option") granted to the Executive on February 25, 2002. Such awards shall be governed by the terms and conditions of the separate agreements entered into by the Company and the Executive.

         (g) Employee Benefits, Fringe Benefits and Perquisites. The Executive shall be provided with employee benefits, fringe benefits and perquisites on a basis no less favorable than such benefits and perquisites are provided by the Company from time to time to the Company's other senior executives, including, but not limited to, five weeks' vacation, life insurance and accidental death and dismemberment insurance (commencing at the end of the 30 day waiting period). Notwithstanding any provision contained herein, at the time that the Executive is eligible to participate in the Company's group health plan, neither he nor any of his dependents will be subject to any pre-existing condition provision contained in such plan.

         (h) Other Benefits. The Company shall reimburse the Executive for the initiation fees and annual dues associated with the Executive maintaining membership in one country club within 30 miles of Flint, Michigan. Alternatively, the Company may choose, at its option, to pay such initiation fees and dues directly. Executive will receive a tax gross-up payment in an amount that after all Federal, state and local income taxes thereon shall equal the aggregate amount of additional Federal, state and local income taxes payable by Executive from time to time by reason of the receipt of such reimbursements (or direct payment of initiation fees and dues for country club membership) under this Section 3(h).

         (i) Expense Reimbursement. The Company will reimburse the Executive for all reasonable expenses incurred by him in the performance of his duties in accordance with the Company's policies applicable to senior executives.



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

         (j) Change in Control. The Executive shall continue to be entitled to the benefits of the Change in Control Agreement entered into between the Executive and the Company on February 25, 2002.

         (k) Indemnification. The Executive shall continue to entitled to the benefits of the Indemnification Agreement entered into between the Executive and the Company on February 25, 2002.

         4. [reserved]

         5. Termination of Employment. Upon termination of the Executive's employment for any reason, the Executive or, in the event of death, his estate shall be entitled to the Executive's Base Salary pro-rated through the date of termination. Any annual Incentive Payment earned by the Executive for a prior award period, but not yet paid to the Executive, and any employee benefits to which the Executive is entitled by reason of his employment shall be paid to the Executive or his estate at such time as is provided by the terms of the applicable Company plan or policy. If the Executive's employment is terminated during the Agreement Term, the Executive's right to additional payments and benefits under this Agreement for periods after his date of termination shall be determined in accordance with the following provisions of this Section 5.

         (a) Death. If Executive's employment is terminated by reason of his death, the Executive's spouse and eligible dependents, shall be eligible for continued participation in all medical, dental, vision and hospitalization insurance plans in which they were participating at the time of the Executive's death for 18 months after the Executive's date of death, which shall run concurrently with their COBRA rights. For the 18-month period described in this
Section 5(a), the Executive's spouse and eligible dependents shall pay no portion of the premium or cost for such coverage.

         (b) Termination for Cause or Voluntary Resignation. If the Executive's employment is terminated by the Company for Cause or if the Executive voluntarily resigns from the employ of the Company, other than pursuant to a Constructive Discharge (as described in paragraph (d) of this Section 5), all payments and benefits to which the Executive would otherwise be entitled under this Agreement shall immediately cease, except as otherwise specifically provided above in this Section 5 with respect to his pro-rated Base Salary through the date of termination, his annual Incentive Payment, if any, earned for a prior award period and his previously earned employee benefits. For purposes of this Agreement, the term "Cause" shall mean:

                  (i) the Executive is convicted of (x) a felony or (y) any crime involving moral turpitude resulting in reputational harm causing material injury to the Company; or

                  (ii) a reasonable determination by a majority vote of directors at a meeting at which a quorum was present, that, in carrying out his duties, the



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         Executive has engaged in gross neglect or gross misconduct, resulting in economic harm to the Company;

                  (iii) theft or embezzlement from the Company or any subsidiary; or

                  (iv) repeated violations of material Company policies, as may be adopted by the Board from time to time, provided that the Company has given the Executive written notice of each such violation and the Executive fails to cure or is unable to cure each such violation within 10 days after such respective notice.

         (c) Termination Without Cause. If the Company terminates the Executive's employment without Cause:

                  (i) The Executive shall be entitled to a lump sum payment, within 60 days following termination of his employment, of (A) five times his then current Base Salary, plus (B) five times the average annual Incentive Payment paid to or earned by the Executive (whichever is larger) during the five previous fiscal years during the Agreement Term or, if there have not been five previous fiscal years during the Agreement Term, such fewer number of fiscal years as shall have occurred during the Agreement Term. For purposes of determining such severance benefit, the Executive will have been deemed to have received a $200,000 annual Incentive Payment for the year ending December 31, 2002.

                  (ii) The Executive and his eligible dependents shall be entitled to continued participation, at no cost to the Executive or his eligible dependents, in all medical, dental, vision and hospitalization insurance coverage, until the earlier of 18 months following termination of employment or the date on which he receives equivalent coverage and benefits from a subsequent employer. The time period described in this Section 5(c)(ii) shall run concurrently with the COBRA rights of the Executive and his eligible dependents.

                  (iii) All outstanding unvested stock options granted to the Executive prior to his termination of employment shall vest, become immediately exercisable and shall expire, if not exercised, at the earlier of the third anniversary of such termination of employment or the "expiration date" set forth in the applicable stock option agreement.

                  (iv) All outstanding unvested restricted shares of the Company's stock awarded to the Executive prior to his termination of employment shall vest immediately upon the Executive's termination of employment.

         (d) Constructive Discharge. A Constructive Discharge by the Company shall be treated for all purposes of this Agreement as a termination by the Company without Cause. If (x) the Executive provides written notice to the Company of the occurrence of Good Reason (as defined below) within a reasonable time after the Executive has knowledge of the circumstances constituting Good Reason, which notice shall



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specifically identify the circumstances which the Executive believes constitute
Good Reason; (y) the Company fails to correct the circumstances within 30 days after such notice; and (z) the Executive resigns within ninety days after the date of delivery of the notice referred to in clause (x) above, then the Executive shall be considered to have been subject to a Constructive Discharge by the Company. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent (and except in consequence of a prior termination of the Executive's employment), the occurrence of any of the following circumstances:

                  (i) A reduction by the Company in the Executive's Base Salary to an amount that is less than required under Section 3(a).

                  (ii) The failure of the Executive to be elected or reelected to any of the positions described in Section 1 or his removal from any such position.

                  (iii) A material diminution in the Executive's duties. In the event of a Change in Control (as defined in the Change in Control Agreement between the Company and Executive as in effect on the date of this Agreement (the "Change in Control Agreement")), the mere fact that the Company ceases to be publicly traded or is a subsidiary of another corporation shall not constitute Good Reason under this clause (iii).

                  (iv) A change in the Executive's reporting relationship such that the Executive no longer reports directly to the Board.

                  (v) Any adverse amendment (not required by law) to or termination of the SERP currently in effect by the Company without the written consent of the Executive.

                  (vi) A breach by the Company of any of its material obligations to the Executive under this Agreement.

         (e) [reserved]

         (f) Non-renewal of Agreement by the Company. The normal expiration of this Agreement at the end of the Agreement Term shall be treated for all purposes of this Agreement as a termination by the Company without Cause, if:

                  (i) The Company provides written notice to the Executive of non-renewal of the Agreement Term in accordance with Section 1;

                  (ii) The Executive continues to serve the Company in accordance with this Agreement for the remainder of the Agreement Term; and



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                  (iii) The Executive's employment with the Company is
         terminated after the expiration of this Agreement and prior to age 65 for any reason other than disability.

         (g) No Mitigation; No Offset. In the event of any termination of employment under this Section 5, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration received by the Executive from any subsequent employer, except as provided in Section 5(c)(ii).

         (h) Nature of Payments. Any amounts due under this Section 5 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

         (i) Effect of Termination on Other Positions. If, on the date of his termination of employment with the Company, the Executive is a member of the Board of Directors of the Company or any of the Company's subsidiaries, or holds any other position with the Company, the Bank or other subsidiaries of the Company, the Executive shall be deemed to have resigned from all such positions as of the date of his termination of employment with the Company. Executive agrees to execute such documents and take such other actions as the Company may request to reflect such resignation.

         (j) Benefit Plans. If, for any period during which the Executive is entitled to continued benefits under this Agreement, the Company reasonably determines that the Executive cannot participate in any benefit plan because he is not actively performing services for the Company, then, in lieu of providing benefits under any such plan, the Company shall provide comparable benefits or the cash equivalent of the cost thereof (after taking into account all tax consequences thereof to the Executive and the Executive's dependents as the case may be) to the Executive and, if applicable, the Executive's dependents through other arrangements.

         (k) Other Severance Arrangements. Except as may be otherwise specifically provided in the Change In Control Agreement, the Executive's rights under this Section 5 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any subsidiary or any other similar arrangement of the Company or any subsidiary providing benefits upon involuntary termination of employment (including, without limitation, any executive management separation plan). In the event of a change in control as defined under the Change In Control Agreement, the benefits provided under the Change In Control Agreement shall be in lieu of any severance benefits that may be otherwise payable under this Agreement.

         (l) Return of Company Property. Upon his termination of employment with the Company for any reason, the Executive shall promptly return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and the Executive shall also return all writings, files, records,



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correspondence, notebooks, notes and other documents and things (including any copies thereof) containing confidential information or relating to the business or proposed business of the Company or its subsidiaries or affiliates or containing any trade secrets relating to the Company or its subsidiaries or affiliates except any personal diaries, calendars, rolodexes or personal notes or correspondence. For purposes of the preceding sentence, the term "trade secrets" shall have the meaning ascribed to it under the Uniform Trade Secrets Act. The Executive agrees to represent in writing to the Company upon termination of employment that he has complied with the foregoing provisions of this Section 5(l).

         (m) Adverse Actions. Executive agrees that following his termination of employment with the Company for any reason until the second anniversary of such termination of employment without the prior written consent of the Company the Executive shall not, in any manner, solicit, request, advise or assist any other person or entity to (a) undertake any action that would be reasonably likely to, or is intended to, result in a Change in Control (as defined in the Change in Control Agreement), or (b) seek to control in any material manner the Board.

         (n) Mutual Nondisparagement. Each party agrees that, following the Executive's termination of employment, such party will not make any public statements which materially disparage the other party. Notwithstanding the foregoing, nothing in this Section 5(n) shall prohibit any person from making truthful statements when required by order of a court or other governmental or regulatory body having jurisdiction.

         6. Confidential Information. The Executive agrees that, during his employment by the Company and at all times thereafter, he shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or during his consultation with the Company after his termination of employment, and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except in the good faith performance of his duties for the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         7. Nonsolicitation. For the five year period following his termination of employment with the Company, the Executive shall not solicit any individual who is, on the date of his termination of employment, employed by the Company or its subsidiaries or affiliates to terminate or refrain from renewing or extending such employment or to become employed by or become a consultant to any other individual or entity other than the Company or its subsidiaries or affiliates, and the Executive shall not initiate discussion with any such employee for any such purpose or authorize or knowingly



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cooperate with the taking of any such actions by any other individual or entity on behalf of the Executive's employer.

         8. Noncompetition. The Executive agrees that he will not engage in Competition (as defined below) while he is employed by the Company. In the event that the Executive engages in Competition within the five-year period immediately following the termination of his employment with the Company for any reason, (i) his Initial Option shall be immediately forfeited to the extent not previously exercised and (ii) he shall forfeit (or, in the case of prior payment to the Executive, shall repay together with interest at the "applicable federal rate", determined in accordance with Section 1274(d) of the Internal Revenue Code or any successor provision thereto) a pro rata portion of the severance payment provided for in Section 5(c)(i). Such pro rata portion shall be based upon (x) the number of days remaining between the first day on which the Executive engages in Competition and the fifth anniversary of his last day of employment by the Company, divided by (y) 1826. The Company's sole remedy for the breach of this Section following his termination of employment shall be as set forth in the preceding two sentences. The Executive shall be deemed to be engaging in "Competition" if he directly or indirectly, owns, manages, operates, controls or participates in the ownership, management, operation or control of or is connected as an officer, employee, partner, director, consultant or otherwise with, or has any financial interest in, any business engaged in the financial services business (a "Competing Business") in any state in which the Company or its subsidiaries or affiliates now or hereafter operate a commercial banking or other material financial services business which is a material part of such business and is in material competition with the business conducted by the Company at the time of the termination of his employment with the Company or its subsidiaries or affiliates. Notwithstanding the foregoing sentence, the Executive shall not be deemed to be engaging in Competition under the circumstances described in the foregoing sentence if the Executive (i) does not own or control the Competing Business, (ii) does not serve as a director or a consultant to the Competing Business, and (iii) does not have any management or operational responsibility for the Competing Business in any such state. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

         9. Equitable Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of Section 5(m), 6 or 7 or the first sentence of Section 8 (Competition while employed by the Company) and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of Section 5(m), 6 or 7 or the first sentence of Section 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

         10. Assistance with Claims. Executive agrees that, consistent with the Executive's business and personal affairs, during and after his employment by the Company, he will assist the Company and its subsidiaries and affiliates in the defense of



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any claims, or potential claims that may be made or threatened to be made against any of them in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or any subsidiary or affiliate in any Proceeding, to the extent that such claims may relate to the Executive's employment or the period of Executive's employment by the Company. Executive agrees, unless precluded by law, to promptly inform the Company if Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. Executive also agrees, unless precluded by law, to promptly inform the Company if Executive is asked to assist in any investigation (whether governmental or private) of the Company or any subsidiary or affiliate (or their actions), regardless of whether a lawsuit has then been filed against the Company or any subsidiary or affiliate with respect to such investigation. The Company agrees to reimburse Executive for all of Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys' fees and shall pay a reasonable per diem fee for Executive's services.

         11. Assignability, Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

         12. Amendment. This Agreement, including any Exhibit made a part hereof, or any agreement referenced herein, may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof except that in the event of the Executive's disability so as to render him incapable of such action, his legal representative may be substituted for purposes of such amendment.

         13. Applicable Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Michigan, without regard to the conflict of law provisions of any state. Any action to enforce this Agreement shall be brought within the State of Michigan, in a court of competent jurisdiction.



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         14. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

         15. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

         16. Compliance with Law. Notwithstanding any provision contained in this Agreement to the contrary, in the event the FDIC, Office of the Comptroller of the Currency or the Federal Reserve Board commences an appropriate proceeding, action or order challenging the payment to Executive of any benefit hereunder, or in the event any such payment hereunder is otherwise prohibited by law, such benefit payment shall be suspended until such time as the challenge is fully and finally resolved and the applicable regulatory authority does not object to the payments or until such payments are otherwise permitted by law. In the event that any challenge to the payments required by this Agreement is initiated by a regulatory authority or other person, the Company shall notify Executive of such challenge and shall promptly proceed to attempt to resolve such challenge in a manner that enables the Company to make to Executive all payments required hereunder.

         17. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice):


to the Company:
                           Citizens Banking Corporation
                           One Citizens Banking Center
                           328 South Saginaw St.
                           Flint, Michigan 48502
                           Attention:  General Counsel and Secretary

or to the Executive:

                           At the most recent address maintained
                           by the Company in its personnel records



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

with a copy to:
                           Anthony C. Ciriaco
                           Vorys, Sater, Seymour and Pease LLP
                           52 East Gay Street
                           Columbus, Ohio 43215

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt. Such notices, demands, claims and other communications shall be deemed given in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received.

         18. Executive's Representations. Executive hereby represents and warrants to the Company that (i) except to the extent previously disclosed to the Company in writing, the execution delivery and performance of this Agreement by Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound; (ii) except to the extent previously disclosed to the Company in writing, Executive is not a party to or bound by an employment agreement, noncompete agreement or confidentiality agreement with any other person or entity which would interfere in any material respect with the performance of his duties hereunder; and (iii) Executive shall not use any confidential information or trade secrets in connection with the performance of his duties hereunder.

         19. Company's Representations. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement, that the Agreement has been duly authorized by all necessary corporate action, that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization or any applicable law or regulation and that this Agreement is enforceable in accordance with its terms.

         20. Survivorship. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

         21. Entire Agreement. Except as otherwise noted herein, this Agreement, including the Exhibits thereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.



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

         22. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                                     WILLIAM R. HARTMAN


                                     /s/ William R. Hartman
                                     -----------------------------------
                                      Executive


                                     CITIZENS BANKING CORPORATION



                                     By: /s/ Kendall B. Williams
                                        ----------------------------------------
                                          Kendall B. Williams
                                     Its: Chairman of the Compensation and Human
                                          Resources Committee



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